As filed with the Securities and Exchange Commission on June 4, 2008
Registration Statement No. 33-40743

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO REGISTRATION STATEMENT
ON FORM S-8
UNDER
THE SECURITIES ACT OF 1933

THE BOMBAY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	75-1475223
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

550 Bailey Avenue, Suite 400	76107
Fort Worth, Texas	(Zip Code)
(Address of principal executive offices)

The Bombay Company, Inc.
Employee 401(k) Savings and Stock Ownership Plan
(Full title of the Plan)

Elaine D. Crowley
SVP, CFO, Secretary & Treasurer
The Bombay Company, Inc.
550 Bailey Avenue, Suite 400
Fort Worth, Texas  76107-2111
(817) 347-8200
(Name, address and telephone number of agent for service)

Copy to:

Fred W. Fulton
Thompson & Knight LLP
1700 Pacific Avenue, Suite 3300
Dallas, Texas  75201
(214) 969-1700

__________________________________

EXPLANATORY NOTE: DEREGISTRATION OF SHARES AND PLAN INTERESTS

The Bombay Company, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Registration Statement No. 33-40743 (the “Registration Statement”), filed with the Securities and Exchange Commission on May 21, 1991, to deregister all the shares of the Company’s common stock, par value $0.01 per share (“Shares”), and related plan interests under The Bombay Company, Inc. Employee 401(k) Savings and Stock Ownership Plan (the “Plan”), the offering and sale of which were registered under the Securities Act of 1933, as amended (the “Securities Act”).

On September 20, 2007, the Company and its U.S. wholly-owed subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court, Northern District of Texas, Fort Worth Division.  Similarly, on September 20, 2007, the Company’s Canadian operations filed for relief under the Companies’ Creditors Arrangement Act in Canada.

On November 19, 2007, the Board of Directors of the Company authorized the termination of the Plan effective December 31, 2007.  The assets of the Plan were distributed to participants as of May 14, 2008 and the Plan will no longer offer or sell Shares or Plan interests.   Consequently, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister the remaining Shares and the Plan interests, the offering and sale of which were previously registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 33-40743 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas on June 4, 2008.

THE BOMBAY COMPANY, INC.

By:	/s/ ELAINE D. CROWLEY
Elaine D. Crowley, SVP, Chief Financial Officer, Secretary and Treasurer

Pursuant to the requirements of the Securities Act, this Post Effective Amendment No. 1 to Registration Statement No. 33-40743 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity in Which Signed	Date

/s/ ELAINE D. CROWLEY	Senior Vice President, Chief Financial Officer, Secretary and Treasurer	June 4, 2008
Elaine D. Crowley

/s/ NIGEL TRAVIS	Lead Director	May 30, 2008
Nigel Travis

/s/ SUE T. GROENTEMAN	Director	June 2, 2008
Sue T. Groenteman

Director
Paul V. Higham

/s/ PAUL J. RAFFIN	Director	June 1, 2008
Paul J. Raffin

Director
Julie L. Reinganum

/s/ LAURIE M. SHAHON	Director	June 2, 2008
Laurie M. Shahon

Signature	Capacity in Which Signed	Date

/s/ BRUCE R. SMITH	Director	June 1, 2008
Bruce R. Smith

/s/ DAVID B. STEWART	Director	June 2, 2008
David B. Stewart

I-3

SIGNATURES

Pursuant to the requirements of the Securities Act, the Administrative Committee appointed under The Bombay Company Inc. 401(k) Savings and Stock Ownership Plan has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 33-40743 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas on June 4, 2008.

THE BOMBAY COMPANY, INC. 401(K) SAVINGS AND STOCK OWNERSHIP PLAN

By:	/s/ ELAINE D. CROWLEY
Elaine D. Crowley
Member of the Administrative Committee